EXHIBIT 5.1

            [Kaye, Scholer, Fierman, Hays & Handler, LLP Letterhead]

                                                                  (212) 836-8000

                                                   November 13, 1998

ImClone Systems Incorporated
180 Varick Street
New York, New York 10014

Ladies and Gentlemen:

      We have acted as special counsel to ImClone Systems Incorporated, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,731,497 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), certain of which ("Warrant Shares") may be issued upon the exercise of certain warrants granted to certain officers and directors of the Company and a member of its Scientific Advisory Board (collectively, the "Warrants"), and certain of which have heretofore been issued to certain of such officers and directors upon the exercise of certain warrants granted thereto ("Issued Shares").

      In that connection, we have reviewed the Company's certificate of incorporation and its by-laws, each as amended, resolutions adopted by its Board of Directors and its stockholders, the Registration Statement, the Warrants and such other documents and proceedings and certificates of the Company as we have deemed appropriate.

      On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized and, in the case of the Issued Shares, are and, in the case of the Warrant Shares, when issued in accordance with the terms set forth in the Warrants, will be, validly issued, fully paid and nonassessable.

      Our opinion set forth above is based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Delaware, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                 Very truly yours,

                                 /s/ Kaye, Scholer, Fierman, Hays & Handler, LLP